Exhibit 99.1

22nd Century Announces $40 Million Common Stock Registered Direct Offering

Financing Provides Support to the Company’s Strategic Objectives Across All Its Plant Franchises.

BUFFALO, N.Y., June 7, 2021 (GLOBE NEWSWIRE) – 22nd Century Group, Inc. (NYSE American: XXII), a leading plant-based biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco, and hemp/cannabis research, today announced that it has entered into a definitive agreement with one institutional investor for the sale of 10 million shares of its common stock at a purchase price of $4.00 per share in a registered direct offering for gross proceeds for $40 million. The offering is expected to close on or about June 9, 2021, subject to the satisfaction of customary closing conditions.

“As a result of this important straight common equity financing with one of our long-term institutional investors, 22nd Century will be able to accelerate the Company’s ongoing strategic objectives across all of our plant franchises,” announced James A. Mish, chief executive officer of 22nd Century Group.

The net proceeds of the financing will be used to support the Company’s strategic objectives across all of its plant franchises. More specifically, 22nd Century intends to use the net proceeds for research and development expenses, capital expenditures, procurement and development of additional intellectual property rights, commercialization of its product portfolio, working capital, and general corporate purposes.

Cowen and Company, LLC acted as the sole placement agent for this transaction. The Special Equities Group, a division of Dawson James Securities Inc. acted as financial advisor to the company.

A registration statement on Form S-3 relating to shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and is effective. The offering is being made by means of a prospectus supplement to the prospectus contained in the registration statement. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, you may contact investorrelations@xxiicentury.com for a copy of these documents or contact our principal executive offices at 500 Seneca Street, Suite 507, Buffalo, New York 14204, c/o Corporate Secretary, (716) 270-1523.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About 22nd Century Group, Inc.
22nd Century Group, Inc. (NYSE American: XXII) is a leading plant biotechnology company focused on technologies that alter the level of nicotine in tobacco plants and the level of cannabinoids in hemp/cannabis plants through genetic engineering, gene-editing, and modern plant breeding. 22nd Century’s primary mission in tobacco is to reduce the harm caused by smoking through the Company’s reduced nicotine content tobacco cigarettes – containing 95% less nicotine than conventional cigarettes. The Company’s primary mission in hemp/cannabis is to develop and commercialize proprietary hemp/cannabis plants with valuable cannabinoid profiles and desirable agronomic traits.

Learn more at xxiicentury.com, on Twitter @_xxiicentury, and on LinkedIn.

Final

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 11, 2021. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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Investor Relations & Media Contact:

Mei Kuo

Director, Communications & Investor Relations

22nd Century Group, Inc.

(716) 300-1221

mkuo@xxiicentury.com